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                                                                     EXHIBIT 3.1



                        AMENDMENT TO THE AMENDED BY-LAWS

                                       OF

                          EMISPHERE TECHNOLOGIES, INC.

                       Effective as of September 23, 2005


      1. Article I, Section 1.5(b) of the Amended By-Laws (the "By-Laws") of Emisphere Technologies, Inc. (the "Corporation") is hereby amended by deleting the word "No" at the beginning of the first sentence of the Section and replacing it with the following:

            "Except as provided in Section 2.12, no"

      2. Article I, Section 1.6(c) of the By-Laws of the Corporation is hereby amended by deleting the word "Directors" at the beginning of the sentence and replacing it with the following:

            "Except as provided in Section 2.12, directors"

      3. Article II, Section 2.1 of the By-Laws of the Corporation is hereby amended by deleting the word "changed" in the third line and replacing it with the word "decreased," and by adding the following before the period at the end of the first sentence:

            "; provided, however, that such number may only be increased upon the unanimous vote or unanimous written consent of the Board of Directors"

      4. Article II, Section 2.2 of the By-Laws of the Corporation is hereby amended by adding the following after the last sentence:

            "Notwithstanding anything contained herein to the contrary, any vacancy on the Board of Directors created as a result of the resignation, removal or other discontinuation of service as a member of the Board of Directors of the director elected to the Board of Directors after being nominated solely by MHR Fund Management LLC or any of its affiliates (collectively, "MHR" and such nominee the "MHR Nominee") shall be filled by an individual who shall have been (i) designated by the MHR Nominee prior to the effectiveness of such vacancy, other than in the case of removal of the MHR Nominee for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and MHR, in the case of removal of the MHR Nominee for cause; provided, however, that the Mutual Director (as defined in Section 2.12 hereof) shall only be replaced by an individual who shall have been nominated or approved in writing by both a majority of the Board of Directors and MHR."
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      5. Article II, Section 2.3 of the By-Laws of the Corporation is hereby amended by deleting such section in its entirety and replacing it with the following:

            "Any one or more directors, except for the MHR Nominee and the Mutual Director, as the case may be, may be removed, with or without cause, by the affirmative vote of the holders of a majority of shares of common stock outstanding and entitled to vote at the election of directors and the MHR Nominee or the Mutual Director, as the case may be, may be removed, with or without cause, by the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, however, that the foregoing stockholder vote requirement shall be of no further force and effect on or after the date that MHR's aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation; provided, further, that any vacancy on the Board of Directors created as a result of the resignation, removal or other discontinuation of service as a member of the Board of Directors of the MHR Nominee shall be filled by an individual who shall have been (i) designated by the MHR Nominee prior to the effectiveness of such vacancy, other than in the case of removal of the MHR Nominee for cause, or (ii) nominated or approved in writing by both a majority of the Board of Directors and MHR, in the case of removal of the MHR Nominee for cause; provided, further, that the Mutual Director shall only be replaced by an individual who shall have been nominated or approved in writing by both a majority of the Board of Directors and MHR."

      6. Article II, Section 2.4 of the By-Laws of the Corporation is hereby amended by adding the following before the period at the end of the second sentence:

            ", except that notice is required to be given, according to the procedures specified in Section 2.5, to the MHR Observer (as defined in Section 2.12 hereof)"

      7. Article II, Section 2.5 of the By-Laws of the Corporation is hereby amended by adding the following after the phrase "to each director..." in the last sentence:

            "and the MHR Observer"


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      8. Article II, Section 2.7 of the By-Laws of the Corporation is hereby amended by deleting the comma at the end of the phrase "transaction of business" in the first sentence and replacing it with the following:

            "; provided, however, that a quorum for the transaction of business must include the MHR Nominee and the Mutual Director while in office,"

      9. Article II, Section 2.10 of the By-Laws of the Corporation is hereby amended by adding the following clause before the period at the end of the first sentence:

            "; provided, however, that, to the extent permitted by law or any applicable rule or listing standard of any securities exchange or market on which any of the Corporation's securities are listed or approved for trading, each such committee shall include the MHR Nominee as one of its members, unless MHR agrees in writing with respect to any committee that this provision will not apply."

      10. Article II of the By-Laws of the Corporation is hereby amended by adding the following Section 2.12 after Section 2.11:

            "SECTION 2.12 MHR Nominee and Observer; Mutual Director. (a) MHR shall have the right to nominate in writing the MHR Nominee for election to the Board of Directors; provided, however, that the foregoing right to nominate the MHR Nominee for election to the Board of Directors shall be of no further force and effect on or after the date that MHR's aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation. To the extent permitted by law or any applicable rule or listing standard of any securities exchange or market on which any of the Corporation's securities are listed or approved for trading, the MHR Nominee shall be a member of each committee of the Board of Directors, and the MHR Observer shall be entitled to attend meetings of any such committee. In addition, MHR and the Board of Directors shall promptly select an independent director mutually agreed upon in writing by a majority of the Board of Directors and MHR (the "Mutual Director") to be nominated for election to the Board of Directors, and the Board of Directors shall elect such Mutual Director to the Board of Directors. MHR shall further have the right to select a representative


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      (the "MHR Observer"), who shall be permitted to attend all meetings of the
      Board of Directors, including meetings of any committees thereof, solely in a non-voting, observer capacity. The MHR Observer shall be entitled to receive all notices, written materials and other information (including, without limitation, advance notice of any committee meetings and copies of meeting minutes) given to directors in connection with such meetings contemporaneously with any transmission, circulation or delivery of such materials and information to the directors; provided, however, that if the Board of Directors, based on the advice of outside legal counsel, determines that, with respect to a specific matter to be included on the agenda for the next meeting of the Board of Directors or any committee thereof, the disclosure of information directly related to such matter
      (the "Privileged Information") to the Investor Observer would adversely affect the attorney-client privilege in effect at such time between the Board of Directors and its counsel, then the Board of Directors may withhold solely the Privileged Information from the Investor Observer and shall otherwise permit the Investor Observer to (i) participate in the meeting of the Board of Directors or any committee thereof and (ii) receive any other information that the Investor Observer would otherwise be entitled to receive. If the Corporation proposes to take any action by written consent in lieu of a meeting of its Board of Directors or of any committee thereof, the Corporation shall give written notice thereof to the MHR Observer contemporaneously with any transmission, circulation or delivery of such written consent to the directors.

            (b) Except as otherwise required by Delaware law or the Certificate of Incorporation, all nominees for election to the Board of Directors other than those nominated pursuant to subsection (a) above shall be nominated in accordance with Section 2.1 of these By-Laws.

      10. Article VI, Section 6.1 of the By-Laws of the Corporation is hereby amended by adding the following before the period at the end of the last sentence:

            "; provided, however, that none of the rights of MHR, including the provisions contained in Sections 2.1 through 2.5, 2.7, 2.10, 2.12 or 6.1, or any other provisions of the By-Laws that may affect the rights of MHR, may be altered, amended or repealed in any way without the unanimous vote or unanimous written consent of the Board of Directors or the affirmative vote of the holders of at least 85% of the shares of common stock outstanding and entitled to vote at the election of directors; provided, however, that the foregoing stockholder vote requirement shall be of no further force and effect on or after the date that MHR's aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock


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      whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation. In addition, the Board of Directors shall not adopt any resolution setting forth, or call any meeting of stockholders for the purpose of approving, an amendment to the By-Laws that would affect the rights of MHR, including the provisions contained in Sections 2.1 through 2.5, 2.7, 2.10, 2.12 or 6.1, or any other provisions of the By-Laws that may affect the rights of MHR, without a vote in favor of such resolution by the MHR Nominee; provided, however, that the foregoing vote requirement shall be of no further force and effect on or after the date that MHR's aggregate shares of Common Stock, warrants to purchase shares of Common Stock, or any other equity securities convertible into, or exchangeable for, any Common Stock, shall be less than two (2) percent of the outstanding Common Stock of the Corporation, which outstanding Common Stock shall include all shares of Common Stock, warrants to purchase shares of Common Stock whose exercise price is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation, or any other equity securities convertible into, or exchangeable for, any Common Stock at a conversion price or exchange rate, respectively, that is equal to or less than the closing price per share of Common Stock on the trading date immediately prior to such calculation."


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